Exhibit 10.2

SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is entered into as of this 26th day of April, 2017 by and between VerifyMe, Inc., a Nevada corporation (“VerifyMe”), and _________ (the “Lender” and together with VerifyMe, the “Parties”). The Parties hereby agree as follows:

1.             Creation of Security Interest.  VerifyMe hereby grants to the Lender a security interest in the Collateral described in Section 2 to secure the performance or payment of all of the Obligations of VerifyMe under Section 3.

2.             Collateral.  The collateral of this Agreement (the “Collateral”) consists of the items described on attached Exhibit A, including the Patent Collateral, as defined in Exhibit A.

3.             VerifyMe's Obligations.

(a)           Obligation to Pay.  VerifyMe shall pay to the Lender $30,000 and accrued interest thereon in accordance with the terms of that certain secured promissory note, dated as of the date hereof, in the original principal amount of $30,000 (“the Note”).

(b)           Additional Obligations.

(i)            Protection of Collateral.  The Collateral:

(A)          will not be misused or abused, but will be maintained in good and operable condition, reasonable wear and tear excepted (except for any loss, damage or destruction which is fully covered by insurance proceeds) and will be repaired, renewed and replaced by VerifyMe, in the exercise of reasonable discretion, shall deem necessary.

(ii)           Protection of Security Interest.

(A)          The Collateral will not be sold, licensed, transferred, encumbered, pledged, or disposed of or be subjected to any unpaid charge, including taxes, or to any subsequent interest of a third person created or suffered by VerifyMe voluntarily or involuntarily, unless the Lender consents in advance in writing to such charge, transfer, disposition or subsequent interest, and

(B)          The Lender has filed Financing Statements and may file additional Financing Statements it deems necessary in places it deems appropriate to protect the security interest under this Agreement against the rights or interests of third persons.

(C)          Any proceeds received by VerifyMe upon the sale, lease, license, assignment, transfer, encumbrance, pledge or other disposition of any of the Collateral or any part thereof shall be paid to Lender when received to fully discharge principal, accrued interest and attorneys’ fees due under the Note and the Prior Notes, if any.  All additional proceeds, if any, from such sale or other disposition shall be retained by VerifyMe.

4.             Representations, Warranties and Covenants.  VerifyMe represents, warrants and covenants to Lender that:

(a)           VerifyMe has good and sufficient title to the Collateral free and clear of all security interests, liens, encumbrances and claims whatsoever, other than those created under this Agreement.

(b)           No financing statement, notice of lien, security agreement or any other agreement or instrument creating or giving notice of an encumbrance or charge against any of the Collateral is in existence or on file in any public office, except those in favor of Lender.

(c)           VerifyMe will at all times hereafter keep the Collateral free of all security interests, liens and claims whatsoever, except the security interests, liens and claims in favor of Lender.

(d)           VerifyMe will, from time to time, on request of Lender, execute such financing statements, statements of assignment, notices and other documents and pay the costs of filing or recording the same in all public offices deemed necessary by Lender and do such other acts as Lender may request to establish and maintain a valid security interest in the Collateral.

(e)           VerifyMe will account fully and faithfully for and promptly pay or turn over to Lender proceeds in whatever form received in disposition in any manner of any of the Collateral as provided herein.

(f)           All information now or hereafter furnished by VerifyMe to Lender relating in any way to the Collateral is and will be true and correct in all material respects as of the date furnished.

5.             Default.  Any misrepresentation or misstatement in connection with, or non‑compliance with or non‑performance of the Note or this Agreement shall constitute default under this Agreement.  In addition, VerifyMe shall be in default if (i) bankruptcy or insolvency proceedings are instituted by or against VerifyMe, which proceedings are not dismissed within 30 days; (ii) if VerifyMe makes any assignment for the benefit of creditors, or (iii) if VerifyMe shall default in performance of any agreement with the Lender.

6.             The Lender's Rights and Remedies.

(a)           The Lender may assign this Agreement, with notice to VerifyMe, and, if the Lender does assign this Agreement, the assignee shall be entitled, upon notifying VerifyMe, to performance of all of VerifyMe's obligations under this Agreement.

(b)           Upon VerifyMe's default, the Lender may exercise its rights of enforcement under the Uniform Commercial Code in force in Nevada and any notice of lien filed with the United States Patent Office and, in conjunction with, addition to or substitution for those rights, at the Lender's discretion, it may:

(i)            To the extent permitted by law, enter upon VerifyMe's premises to take possession of, assemble and collect the Collateral or to render it unuseable.

(ii)           Require VerifyMe to make the Collateral available at a place the Lender designates which is mutually convenient, to allow the Lender to take possession or dispose of the Collateral.

(iii)          Waive any default or remedy any default in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default.

(iv)          VerifyMe understands that to the extent permitted by law, if VerifyMe fails to meet any of VerifyMe's obligations under this Agreement, the Lender has a right to take possession of the Collateral by all lawful means.

(c)           With regards to only non-monetary defaults, the Lender will give notice to VerifyMe that VerifyMe is in default hereunder, and VerifyMe shall have 30 days from the date of such notice to cure the non‑monetary defaults.

7.             Other Lienholders.  Any person or entity taking a junior encumbrance, or other lien upon the Collateral or any part thereof or any interest therein, shall take said lien subject to the rights of the Lender to amend, modify, extend, renew, enlarge or release the Note, this  Agreement or any other document or instrument evidencing, securing or guaranteeing the Note, including, but not limited to, any amendments, modifications, extensions or renewals that increase the amount outstanding under the Note, in each and every case without obtaining the consent of the holder of such junior lien and without the lien of this Agreement losing its priority over the rights of any such junior lien.  Accordingly, any person or entity taking a junior encumbrance, or other lien upon the Collateral or any part therein or any interest therein, shall take said lien subject to the provisions of the Note and this Agreement, including, but not limited to, the above provision.

8.             Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

9.             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

10.           Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

11.           Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted next business day delivery, or by email followed by overnight next business day delivery as follows:

Lender:

with a copy to:

VerifyMe:	409 Boot Road
Downington, PA 19335
Attention: Norman Gardner

with a copy to:	Nason, Yeager, Gerson, White
& Lioce, P.A.
3001 PGA Blvd., Suite 305
Palm Beach Gardens, Florida 33410
Attention: Michael D. Harris

or to such other address as any of them, by notice to the other may designate from time to time.  Time shall be counted to, or from, as the case may be, the date of delivery.

12.          Attorneys’ Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

13.          Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

14.          Additional Documents.  The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

15.          Governing Law.  All claims relating to or arising out of this Agreement, or the breach thereof, whether sounding in contract, tort, or otherwise, shall also be governed by the laws of the State of Nevada without regard to choice of law considerations.

16.          Section or Paragraph Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF the parties hereto have set their hand and seals as of the date first above written.

VERIFYME, INC.

By:
Norman Gardner, Chief Executive Officer

LENDER:

By:

EXHIBIT A

This Security Agreement covers all of the following property of VerifyMe, Inc. (“VerifyMe”), whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located (capitalized terms used herein shall have the meaning ascribed to such term under the Uniform Commercial Code as in effect in the State of Nevada and/or as otherwise set forth herein):

(a)	all Instruments, together with all payments thereon or thereunder:
(b)	all Accounts;
(c)	all Inventory;
(d)	all General Intangibles (including payment intangibles (as defined in the UCC) and Software);
(e)	all Equipment;
(f)	all Documents;
(g)	all Contracts;
(h)	all Goods;
(i)	all Investment Property, including without limitation all equity interests now owned or hereafter acquired by such VerifyMe;
(j)	all Deposit Accounts, including, without limitation, the balance from time to time in all bank accounts maintained by such VerifyMe;
(k)	all Commercial Tort Claims;
(l)	all Trademarks, Patents and Copyrights;
(m)	all books and records pertaining to the other Collateral; and
(n)
all other tangible and intangible property of VerifyMe, including, without limitation, all interests in real property, Proceeds, tort claims, products, accessions, rents, profits, income, benefits, substitutions, additions and replacements of and to any of the property of VerifyMe described in the preceding clauses of this Exhibit A (including, without limitation, any proceeds of insurance thereon, insurance claims and all rights, claims and benefits against any Person relating thereto), other rights to payments not otherwise included in the foregoing, and all books, correspondence, files, records, invoices and other papers, including without limitation all tapes, cards, computer runs, computer programs, computer files and other papers, documents and records in the possession or under the control of VerifyMe, any computer bureau or service company from time to time acting for VerifyMe.

(o)	the Patent Collateral, as defined below.

“Patent Collateral” shall mean the following patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, all patentable inventions and those patents and patent applications listed hereto, and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing:

[List of Patents]

 “Proceeds” shall have the meaning given in the Uniform Commercial Code, and, in any event, includes, without limitation, all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon collateral, including, without limitation, all licenses, permits, authorizations and applications, all claims of VerifyMe against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any collateral, and any condemnation or requisition payments with respect to any collateral, in each case whether now existing or hereafter arising.